UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 15, 2005 (November 8, 2005)

CHESAPEAKE ENERGY CORPORATION

(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On November 8, 2005, Chesapeake Energy Corporation (the “Company”) entered into an indenture for its 6.875% Senior Notes due 2020 and an indenture for its 2.75% Contingent Convertible Senior Notes due 2035. The descriptions of the indentures and the notes issued thereunder contained in Item 2.03 below are incorporated herein by reference.

Section 2- Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

6.875% Senior Notes due 2020

On November 8, 2005, we issued $500 million aggregate principal amount of 6.875% Senior Notes due 2020. The notes are governed by an indenture dated as of November 8, 2005 among the Company, as issuer, each of its subsidiaries, as guarantors, and The Bank of New York Trust Company, N.A., as trustee. Interest on the notes accrues at an annual rate of 6.875% and will be payable semi-annually on May 15 and November 15 of each year, commencing May 15, 2006. The notes will mature on November 15, 2020.

We may redeem some or all of the notes at any time, at the make-whole price described in the indenture.

The notes are our senior unsecured obligations and rank equally in right of payment with all of our existing and future senior debt and senior to any subordinated debt that we may incur. The notes are guaranteed on a senior unsecured basis by all our existing subsidiaries and will be guaranteed by each of our future domestic subsidiaries that guarantees any other indebtedness of us or a subsidiary guarantor in excess of $5 million. The notes will be effectively subordinated to our and our guarantor subsidiaries’ existing and future secured debt, including debt under our revolving bank credit facility, to the extent of the value of the assets securing such debt. The notes will also be effectively subordinated to the debt of any non-guarantor subsidiaries.

The following are events of default with respect to the notes:

(1)	default in the payment of principal of the notes at maturity, upon repurchase in connection with certain sale/leaseback transactions, upon acceleration or otherwise;

(2)	default for 30 days in payment of interest on the notes;

(3)	default in the deposit of any make-whole redemption payment;
(4)

default on any other indebtedness resulting in the acceleration of the maturity of, or a payment default on, any such indebtedness having a principal amount of $50.0 million or more if any such default is not cured or waived or any such acceleration is not rescinded within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration;

(5)

default in the performance, or breach of, the covenant regarding limitations on mergers and consolidations or any other covenant or agreement in the indenture and failure to remedy such default within a period of 45 days after notice;

(6)

the entry of one or more judgments or orders against the Company, any subsidiary guarantor or any other subsidiary in excess of $50.0 million (net of insurance coverage) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

(7)	the failure of a guarantee by a subsidiary guarantor to be in full force and effect, or the denial or disaffirmance by such entity thereof; or

(8)	certain events involving bankruptcy, insolvency or reorganization of the Company or any subsidiary of the Company.

Under a registration rights agreement which was executed as part of the offering of the notes, we have agreed to file a registration statement with the Securities and Exchange Commission within 120 days after November 8, 2005 enabling the holders of the notes to exchange the notes for publicly registered notes with identical terms; use our best efforts to cause the registration statement to become effective within 240 days after November 8, 2005; consummate the exchange offer within 60 business days after the effective date of our registration statement; file a shelf registration statement for the resale of the notes if we cannot effect an exchange offer within the time periods listed above and in some other circumstances; and if a shelf registration statement is required, use our best efforts to cause the shelf registration statement to be declared effective and to keep the shelf registration statement effective until the earlier of two years from the date of the effectiveness of the shelf registration statement or the time when all of the notes covered by the shelf registration statement have been sold or when they may be sold pursuant to Rule 144 under the Securities Act, subject to certain exceptions. We will pay additional interest on the notes if we are not in compliance with our obligations under the registration rights agreement.

A copy of the indenture governing the notes is attached to this report as Exhibit 4.1.1. A copy of the registration rights agreement is attached to this report as Exhibit 4.1.3.

2.75% Contingent Convertible Senior Notes due 2035

On November 8, 2005, we issued $690 million aggregate principal amount of 2.75% Contingent Convertible Senior Notes due 2035. The notes are governed by an indenture dated as of November 8, 2005 among the Company, as issuer, each of its subsidiaries, as guarantors, and The Bank of New York Trust Company, N.A., as trustee. Interest on the notes accrues at an annual rate of 2.75% and will be payable semi-annually on May 15 and November 15 of each year, commencing May 15, 2006. In addition, we will pay contingent interest during any six-month interest period, beginning with the six-month period ending May 14, 2016, if the average trading price of the notes for the five trading-day period ending on the third day immediately preceding the first day of such six month period equals or exceeds 120% of the principal amount of the notes. The amount of contingent interest payable per note in respect of any six-month period will be equal to 0.50% per annum of the average trading price of the notes during the applicable five trading-day period. The notes will mature on November 15, 2035.

We may redeem some or all of the notes at any time on or after November 15, 2015 at a redemption price, payable in cash, of 100% of the principal amount of the notes. Holders may require us to repurchase all or a portion of their notes on November 15, 2015, 2020, 2025, and 2030 and upon a fundamental change, as defined in the indenture, at 100% of the principal amount of the notes, payable in cash.

The notes are our senior unsecured obligations and rank equally in right of payment with all of our existing and future senior debt and senior to any subordinated debt that we may incur. The notes are guaranteed on a senior unsecured basis by each of our existing subsidiaries and will be guaranteed by each of our future domestic subsidiaries that guarantees any other indebtedness of us or a subsidiary guarantor in excess of $5 million. The notes will be effectively subordinated to our and our guarantor subsidiaries’ existing and future secured debt, including debt under our revolving bank credit facility, to the extent of the value of the assets securing such debt. The notes will also be effectively subordinated to the debt of any non-guarantor subsidiaries.

The notes are convertible, at the holder’s option, prior to the maturity date into cash and, if applicable, shares of our common stock at an initial conversion rate of approximately 25.5951 shares of common stock per $1,000 principal amount of notes, based on an initial conversion price (as defined in the indenture) per share of $39.07, subject to adjustment. The notes are convertible, in accordance with the terms of the indenture, only in the following circumstances:

•

prior to November 15, 2033, during any calendar quarter if the closing price of the common stock for at least 20 trading days during the period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter is greater than 125% of the conversion price on such last trading day;

•	on or after November 15, 2033, at all times on or after any date on which the closing price of the common stock is more than 125% of the conversion price of the notes;
•

during the five consecutive business-day period following any five consecutive trading-day period in which the trading price for the notes for each such trading day was less than 95% of the product of the average of the closing price of the common stock during such five trading-day period and the then current conversion rate;

•	if the Company has called the notes for redemption and the redemption has not yet occurred; or
•	upon the occurrence of specified corporate transactions.

Subject to certain exceptions related to changes of control, the Company will deliver to holders in respect of each $1,000 principal amount of notes surrendered for conversion a settlement amount equal to the sum of the daily settlement amounts for each of the 20 consecutive trading days during the period beginning on the second trading day after a notice of conversion in respect of such note is delivered to the conversion agent (or, in the case of a notice of conversion received after the issuance of a notice of redemption, beginning on the 23rd scheduled trading day prior to the applicable redemption date). The “daily settlement amount,” for each such day, will consist of:

•	cash equal to the lesser of $50 and the daily conversion value (which is equal to 1/20th of the product of (1) the then conversion rate and (2) the closing price of the common stock on such day); and
•

to the extent the daily conversion value exceeds $50, a number of shares of our common stock equal to (A) the difference between the daily conversion value and $50, divided by (B) the closing price of the common stock for such day.

If holders elect to convert their notes in connection with certain corporate transactions that occur on or prior to November 15, 2015 that constitute a “fundamental change,” other than a fundamental change relating to the composition of our board of directors, and 10% or more of the fair market value of the consideration for the common stock in the corporate transaction consists of (i) cash (not including cash payments for fractional shares and cash payments pursuant to dissenters’ appraisal rights), (ii) other property or (iii) securities that are not publicly traded (or scheduled to be so traded following such transaction), we will decrease the conversion price for the notes surrendered for conversion, which will increase the conversion rate by a number of shares of common stock, except in the event that a “public acquirer change of control” occurs and we elect to make the notes convertible into cash and shares of “acquirer common stock.”

The following are events of default with respect to the notes:

(1)

default in the payment of principal of the notes at maturity, upon acceleration or otherwise (including the failure to make cash payments due upon conversion or a payment to repurchase notes tendered pursuant to a fundamental change or to repurchase notes at the holder’s option on November 15, 2015, 2020, 2025 or 2030);

(2)

failure to deliver within the time period required by the indenture shares of our common stock, cash in lieu of fractional shares, or any other property other than cash upon conversion of the notes and continuance of such failure for five days;

(3)	default for 30 days in payment of any interest on the notes;

(4)

default on any other indebtedness resulting in the acceleration of the maturity of, or a payment default on, any such indebtedness having a principal amount of $50.0 million or more if any such default is not cured or waived or any such acceleration is not rescinded within a period of 30 days from the continuation of such default beyond any applicable grace period or the occurrence of such acceleration;

(5)

default in the performance, or breach of, the covenant regarding limitations on mergers and consolidations or any other covenant or agreement in the indenture and failure to remedy such default within a period of 45 days after notice;

(6)

the entry of one or more judgments or orders against the Company, any subsidiary guarantor or any other subsidiary in excess of $50.0 million (net of insurance coverage) that has not been vacated, discharged, satisfied or stayed pending appeal within 60 days from the entry thereof;

(7)	the failure of a guarantee by a subsidiary guarantor to be in full force and effect, or the denial or disaffirmance by such entity thereof; or

(8)	certain events involving bankruptcy, insolvency or reorganization of the Company or any subsidiary of the Company.

We have agreed to register resales of the notes and the common stock issued upon conversion pursuant to a registration rights agreement executed in connection with the offering of the notes. The description of the terms of the registration rights agreement in Item 3.02 below is incorporated herein by reference. A copy of the indenture governing the notes is attached to this report as Exhibit 4.1.2.

Section 3- Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

As reported under Item 2.03 above, on November 8, 2005, we issued and sold $690 million aggregate principal amount of 2.75% Contingent Convertible Senior Notes due 2035. The aggregate offering price was $690 million, and the aggregate discount to the initial purchasers was $16.4 million. The indenture for the notes sets forth the terms by which holders may convert their notes into shares of our common stock. The description of such conversion terms included in Item 2.03 above is incorporated herein by reference.

On November 8, 2005, we also issued and sold 5,750,000 shares of the Company’s 5% Cumulative Convertible Preferred Stock (Series 2005B), $.01 par value and $100 liquidation preference per share. The aggregate offering price was $575 million, and the aggregate discount to the initial purchasers was $15.8 million. Each share of preferred stock is convertible at any time, at the option of the holder thereof, into 2.5595 shares of our common stock in accordance with the terms of the certificate of designation relating to the preferred stock which was filed by the Company with the Oklahoma Secretary of State on November 7, 2005. The certificate of designation was included as an exhibit to our current report on Form 8-K filed on November 9, 2005. The conversion rate is based on an initial conversion price (as defined in the certificate of designation) of $39.07 per share, subject to adjustment upon the occurrence of certain events. The preferred stock is subject to mandatory conversion, at the option of the Company, (1) on or after November 15, 2010 at the then conversion price if the closing price of the common stock is at least 130% of the conversion price for at least 20 trading days during a period of 30 consecutive trading days, and (2) on or after November 15, 2010, if there are less than 250,000 shares of preferred stock outstanding at the time, at the then conversion price, or, if lower, the then current market price of the common stock.

The notes and the preferred stock were sold by the Company to the initial purchasers in private placements in reliance on the exemption from the registration requirements of the Securities Act of 1933 afforded by Section 4(2) of the Securities Act for transactions by an issuer not involving any public offering. Each of the initial purchasers has represented that it is an accredited investor within the meaning of Regulation D under the Securities Act. The initial purchasers each represented and agreed that they had offered and sold, and will offer and sell, the notes and the preferred stock they acquired only in accordance with Rule 144A under the Securities Act.

Pursuant to a registration rights agreement dated November 8, 2005 between us and the initial purchasers of the convertible notes, we have agreed, for the benefit of the holders of the notes, to file a shelf registration statement with the SEC within 120 days after November 8, 2005 with respect to resales of the notes and our common stock that may be issued upon the conversion of the notes. We have also agreed to use our reasonable best efforts to cause the shelf registration statement to be declared effective under the Securities Act within 240 days after November 8, 2005 and to keep the shelf registration statement effective for up to two years after the date of issuance or such earlier date as of which the notes or our common stock that may be issued upon the conversion of the notes has been sold pursuant to the shelf registration statement. We will pay additional interest on the notes if we are not in compliance with our obligations under the registration rights agreement. A copy of the registration rights agreement for the convertible notes is attached to this report as Exhibit 4.1.4.

We have also entered onto a registration rights agreement dated November 8, 2005 with similar terms with the initial purchasers of the preferred stock. We have agreed, for the benefit of the holders of the preferred stock, to register under a shelf registration statement resales of the preferred stock and common stock issued upon the conversion thereof or in payment of dividends thereon. The dividends on the preferred stock will be increased if we are not in compliance with our obligations under the registration rights agreement. A copy of the registration rights agreement for the preferred stock is attached to this report as Exhibit 4.1.5.

Section 9 – Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Document Description

4.1.1

Indenture dated as of November 8, 2005 among Chesapeake as issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors, and The Bank of New York Trust Company, N.A., as Trustee, with respect to 6.875% Senior Notes due 2020.

4.1.2

Indenture dated as of November 8, 2005 among Chesapeake as issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors, and The Bank of New York Trust Company, N.A., as Trustee, with respect to 2.75% Contingent Convertible Senior Notes due 2035.

4.1.3	Registration Rights Agreement dated November 8, 2005 with respect to the 6.875% Senior Notes due 2020
4.1.4	Registration Rights Agreement dated November 8, 2005 with respect to the 2.75% Contingent Convertible Senior Notes due 2035
4.1.5	Registration Rights Agreement dated November 8, 2005 with respect to the 5% Cumulative Convertible Preferred Stock (Series 2005B)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION
By:	/s/ Aubrey K. McClendon
Aubrey K. McClendon Chairman of the Board and Chief Executive Officer

Date: November 15, 2005

EXHIBIT INDEX
Exhibit No.	Document Description

4.1.1

Indenture dated as of November 8, 2005 among Chesapeake as issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors, and The Bank of New York Trust Company, N.A., as Trustee, with respect to 6.875% Senior Notes due 2020.

4.1.2

Indenture dated as of November 8, 2005 among Chesapeake as issuer, the subsidiaries signatory thereto, as Subsidiary Guarantors, and The Bank of New York Trust Company, N.A., as Trustee, with respect to 2.75% Contingent Convertible Senior Notes due 2035.

4.1.3	Registration Rights Agreement dated November 8, 2005 with respect to the 6.875% Senior Notes due 2020
4.1.4	Registration Rights Agreement dated November 8, 2005 with respect to the 2.75% Contingent Convertible Senior Notes due 2035
4.1.5	Registration Rights Agreement dated November 8, 2005 with respect to the 5% Cumulative Convertible Preferred Stock (Series 2005B)